                                                                    EXHIBIT 99.1
                                                                   PRESS RELEASE

[UNITED AUTO GROUP, INC. LETTERHEAD]



FOR IMMEDIATE RELEASE

          UNITEDAUTO GROUP TO PARTICIPATE IN BANC OF AMERICA SECURITIES
                              CONSUMER CONFERENCE

DETROIT, MI, March 31, 2003 - UnitedAuto Group, Inc. (NYSE: UAG), a FORTUNE 500 automotive specialty retailer, announced today that Chairman Roger Penske will be a presenter at the Banc of America Securities 4th Annual Consumer Conference in New York, New York.

The presentation is scheduled to occur from 1:50 p.m. until 2:30 p.m. Eastern Standard Time on April 1, 2003.

UnitedAuto will simultaneously broadcast the audio portion of this presentation over the Internet. The webcast may be accessed through a link on the UnitedAuto Group website at www.unitedauto.com. To listen to the webcast, participants will need a computer with speakers and Real Player or Windows Media Player software.

UnitedAuto, which has pursued a strategy based on internal growth from its existing dealerships, as well as from strategic acquisitions, operates 129 franchises in the United States and 71 franchises internationally, primarily in the United Kingdom. UnitedAuto dealerships sell new and used vehicles, and market a complete line of after-market automotive products and services.

Statements in this press release may include forward-looking statements. These forward-looking statements should be evaluated together with additional information about UnitedAuto's business, markets, conditions and other uncertainties which are contained in UnitedAuto's filings with the Securities and Exchange Commission and which are incorporated into this press release by reference.

                                      # # #